Exhibit 10.9

MASTER SUPPORT AGREEMENT

This Master Support Agreement (“Agreement”) is made and entered into 6-15-00 (“Effective Date”) by and between Sun Microsystems, Inc., a Delaware corporation, located at 901 San Antonio Road, Palo Alto, California 94303 (“Sun”) and Inprise, Inc. located at 100 Enterprise Way, Scotts Valley, CA 95066 (“Customer”).

This Agreement sets forth the terms under which Customer purchases technical support from Sun and Sun delivers such support to Customer. The specific technical support provided is set forth in the Program Modules (as defined below).

The parties have caused this Agreement to be executed by their authorized representatives.

Sun Microsystems, Inc.		Customer:

By:	/s/ Richard M. Larsen	By:	/s/ Edward M. Shelton

Name:	LARSEN	Name:	Edward M. Shelton

	(printed or typed)		(printed or typed)

Title:	DIRECTOR	Title:	Sr. V.P. Business Development

Date:	6/15/00	Date:	6/3/2000

The parties agree as follows:

TERMS AND CONDITIONS

1.0	DEFINITIONS

1.1      “Confidential Information” means (i) all technical information and any source code which Sun discloses to Customer under this Agreement, (ii) that technical information of Customer or business information of either party disclosed to the other pursuant to this Agreement which is designated as “confidential” (or with words of similar meaning) in writing by the disclosing party, or if disclosed orally, designated as “confidential” (or with words of similar meaning) prior to disclosure.

1.2      “Customer Contact” means employees of Customer designated to access Support from Sun and coordinate Support activities with Customer.

1.3      “Customer Site” means the Customer facility physically located at the address identified in Attachment A.

1.4      “Distributor” means an entity that distributes Customer’s products and which is under a contractual obligation to Customer as set forth in this Agreement.

1.5      “End User” means the entity to whom the binary code license included with the Supported Products and Technologies applies and to whom Customer and/or Distributors furnish the binary products for use on or with Customer’s products for internal use and not for resale, marketing, or leasing.

1.6      “Error” means any reproducible failure of a Supported Product to perform its intended functions or any significant inaccuracies in associated end-user documentation.

1.7      “Error Corrections” means a modification, addition, procedure, routine or work-around intended to correct the practical adverse effects of an Error.

1.8      “Incident” means a request for Support for a specific technical issue that is initiated by Customer by telephone, fax, e-mail, or internet communications as specified in the applicable Program Module. A request that raises multiple technical issues will generate multiple Incidents.

1.9      “Incident Pack” means the maximum number of Incidents during the term of this Agreement that a Customer initiates.

1.10     “Program Module” means the attachments to this Agreement which describe the features and terms of Support. Certain Program Modules require Customer to execute an additional Program Module to add a Supported Product or Technology. In such cases, the additional Program Modules will become incorporated by reference herein when executed by the parties.

1.11     “Project Team” means a group of development engineers organized to work together on a common set of objectives or issues that results in a finished product.

1.12     “Software License” and “Technology License” mean an agreement in effect with Sun or any of its affiliated companies at the time of an Incident and pursuant to which, Customer has been granted at a minimum the right to use or distribute Supported Products and Technologies in binary form.

1.13     “Support” means Sun technical support described in the Program Modules including any software, technical data and documentation.

1.14     “Supported Product(s) and Technology(ies)” means a Sun supported product or technology licensed to Customer pursuant to a Software License or a Technology License and for which Customer has paid the appropriate Support fee.

2.0	TERM AND TERMINATION

2.1      Term and Termination. This Agreement will commence upon the Effective Date and remain in effect for a period of one (1) year. Thereafter, the Agreement may be renewed by mutual written agreement of the parties, or for a subsequent additional year upon timely payment of Sun’s invoice for such year. Either party may terminate this Agreement by written notice (i) immediately, upon material breach by the other party of the confidentiality provisions of this Agreement; or (ii) if the other party fails to cure any material remediable breach within thirty (30) days of receipt of written notice of the breach.

2.2      Effect of Termination. Upon termination or expiration of this Agreement, Customer must discontinue use of Support and Sun Confidential Information in its control or possession. Rights and obligations which by their nature should survive, will remain in effect after termination or expiration of this Agreement.

2.3      No Liability for Termination. To the fullest extent allowed by any applicable law, Customer agrees that it will have no rights to damages or indemnification of any nature due to any expiration or rightful termination of this Agreement by Sun pursuant to its terms. CUSTOMER EXPRESSLY WAIVES AND RENOUNCES ANY CLAIM TO COMPENSATION OR INDEMNITIES FOR ANY TERMINATION OF BUSINESS RELATIONSHIP BY A FOREIGN BUSINESS ENTITY, WHICH MAY EXIST UNDER THE LAWS OF ANY APPLICABLE JURSIDICTION.

3.0	CONFIDENTIAL INFORMATION

3.1      Obligations. Neither party may disclose Confidential Information or use it except for the purposes specified in this Agreement. Each party will protect the confidentiality of Confidential Information to the same degree of care, but no less than reasonable care, as such party uses to protect its own Confidential Information. Each party’s obligations regarding Confidential Information will expire no less than five (5) years from the date of receipt of the Confidential Information, except for Sun source code which will be protected by Licensee in perpetuity. Neither party may use Confidential Information except for the purposes specified in this Agreement.

3.2      Exceptions. The obligations of Section 3.1 will not apply to any portion of the Confidential Information which a receiving party can demonstrate: (i) is now, or hereafter through no act or failure to act on the part of the receiving party becomes, generally known in the software industry; (ii) is independently developed by the receiving party without use of any manifestations of the Confidential Information; or (iii) is hereafter rightfully furnished to the receiving party by a third party without restriction on disclosure.

4.0	PAYMENTS

4.1      Payment Terms. Unless otherwise provided in a Program Module, all payments under this Agreement are due within thirty (30) days of Sun’s invoice date. Sun may, at its sole option, immediately terminate or suspend Support in the event Customer is delinquent in the payment of any invoice from Sun for a period in excess of thirty (30) days.

4.2      Additional Charges. Any on-Customer Site service performed outside the scope of this Agreement, will be charged at the then prevailing Sun rates for labor, travel, lodging and materials. The minimum time charged for any travel will be four (4) hours including travel time to and from the Customer Site.

4.3      Taxes. All payments required by this Agreement are exclusive of taxes and Customer agrees to be responsible for the payment of all such taxes (excluding taxes based on Sun’s income).

5.0	WARRANTIES

            Sun warrants that for a period of ninety (90) days from receipt of software provided under this Agreement, if any, the media on which the software is furnished will be free of defects in materials and workmanship under normal use. Customer’s exclusive remedy and Sun’s entire liability under this limited warranty will be at Sun’s option to repair or replace the software.

6.0	DISCLAIMER OF WARRANTIES

6.1      Disclaimer. Unless specified in this Agreement, all express or implied conditions, representations and warranties, including any implied warranty of merchantability, fitness for a particular purpose, or non-infringement, are disclaimed, except to the extent that such disclaimers are held to be legally invalid.

6.2      Aircraft Products and Nuclear Applications. Support is not designed or intended for use in on-line control of aircraft, air traffic, aircraft navigation or aircraft communications; or in the design, construction, operation or maintenance of any nuclear facility. Sun disclaims any express or implied warranty of fitness for such uses. Customer represents and warrants that it will not use or resell Support for such purposes and that it will use its best efforts to ensure that its customers and end-users of Support are provided with a copy of the foregoing notice.

7.0	LIMITATION OF LIABILITY

            Except for obligations under Section 6.2 (Aircraft Products and Nuclear Applications) and any applicable Software License or Technology License, and to the extent not prohibited by applicable law:

            A.    Each party’s aggregate liability to the other for claims relating to this Agreement, whether for breach or in tort, will be limited to the amount paid by Customer for the Support which is the subject matter of the claims.

            B.    Neither party will be liable for any indirect, punitive, special, incidental or consequential damage in connection with or arising out of this Agreement (including loss of business, revenue, profits, use, data or other economic advantage), however it arises, whether for breach or in tort, even if that party has been previously advised of the possibility of such damage.

            C.    Liability for damages will be limited and excluded, even if any exclusive remedy provided for in this Agreement fails of its essential purpose.

8.0	MISCELLANEOUS

8.1      Assignment. Neither party may assign or otherwise transfer any of its rights or obligations under this Agreement, without the prior written consent of the other party, except that Sun may assign its right to payment and may assign this Agreement to an affiliated company.

8.2      Force Majeure. A party is not liable under this Agreement for non-performance caused by events or conditions beyond that party’s control, if the party makes reasonable efforts to perform. This provision does not relieve Customer of its obligation to make payments then owing.

8.3      Notices. All written notices required by this Agreement must be delivered in person or by means evidenced by a delivery receipt and will be effective upon receipt.

8.4      Import and Export Laws. All Support delivered under this Agreement is subject to U.S. Export control laws and may be subject to export or import regulations in other countries. Customer agrees to comply strictly with all such laws and regulations and acknowledges that is has the responsibility to obtain such licenses to export, re-export or import as may be required after delivery to Customer.

8.5      Waiver. Any express waiver or failure to exercise promptly any right under this Agreement will not create a continuing waiver or any expectation of non-enforcement.

8.6      Governing Law. Any action related to this Agreement will be governed by California law and controlling U.S. federal law. The United Nations’ Convention on Contracts for the International Sale of Goods and the choice of law rules of any jurisdiction will not apply.

8.7      Official Language. The official text of this Agreement will be in the English language and any interpretation or construction of this Agreement will be based thereon. In the event that this Agreement or any documents or notices related to it are translated into any other language, the English language version will control.

8.8      Relationship of the Parties. This Agreement is not intended to create a relationship such as a partnership, franchise, joint venture, agency, or employment relationship. Neither party may act in a manner which expresses or implies a relationship other than that of independent contractor, nor bind the other party.

8.9      Entire Agreement. This Agreement (including the Program Module(s)) is the parties’ entire agreement relating to its subject matter. It supersedes all prior or contemporaneous oral or written communications, proposals, conditions, representations and warranties and prevails over any conflicting or additional terms of any quote, order, acknowledgment, or other communication between the parties relating to its subject matter during the term of this Agreement. No modification to this Agreement will be binding, unless in writing and signed by an authorized representative of each party.

ATTACHMENT A-1
JAVA TECHNOLOGY PROGRAM MODULE
(UPDATES AND UPGRADES FOR J2EE)

            This Program Module sets forth the Updates and Upgrades (defined below) program provided by Sun directly to Customer for Supported Products and Technologies. For purposes of this Program Module, “Technology License” means an agreement in effect with Sun or any of its affiliated companies at the time of an Incident and pursuant to which, Customer has been granted at a minimum the right to use Supported Products and Technology(ies) in source form.

1.0	Supported Products and Technologies:

            Java2 Platform, Enterprise Edition (source)

2.0	Definitions

2.1      “Updates” means modifications, variations and enhancements, to the extent included in a patch or release of the Supported Product or Technology unless otherwise specified herein, which Sun generally licenses as a part of a Supported Product or Technology. This term does not include additional reference implementations or parts of any Java technology unless specifically licensed in the Technology License.

2.2      “Upgrades” means new versions of the Supported Products and Technologies designated exclusively by Sun as an “Upgrade” and released by Sun from time to time.

3.0	Support Features

*Access to Java Technology Licensee Website: On-line access to: Each Supported Product or Technology in source form, Upgrades, Updates, early access versions and interim builds of the same. As available, on-line access to: additional documentation, such as, technology specifications, white papers, and frequently asked questions (FAQs). Ability to submit, query, edit and retrieve Incident and Error reports related to Customer’s account and access Error Corrections. All Java Technology Licensee Website Updates, Upgrades, interim builds and early access versions related to a Supported Product or Technology shall be made available to Customer at the same time that other Customers who have purchased Update and Upgrade Support from Sun for such Supported Product or Technology, which in some cases, may be earlier than other Customers with a Technology License from Sun who have not purchased these Support services.

*Learning Modules: Customer shall have access to the learning modules that Sun makes available from time to time for certain of the Supported Products and Technologies.

*Response Time: Sun will use reasonable commercial efforts to acknowledge receipt of service requests related to downloading issues within three (3) business days. Acknowledgements are measured from the time Customer first contacts Sun with a service request to the time Sun makes its response.

*Product Release Information and Updates: Periodic description of plans for Supported Products and Technologies.

*Customer Contacts: One (1) Customer Contact.

*Unique User ID: Sun will provide the Customer Contact with an unique user ID and password which cannot be transferred to other Customer employees, contractors or agents.

4.0	Customer Obligations and Exclusions

4.1      Customer Contact. The Customer Contact must be identified in writing to Sun within thirty (30) days of the Effective Date. The Customer Contact must be located at Customer Site. Customer must notify Sun’s Licensee Support Engineer in writing whenever the Customer Contact changes. Sun will not be responsible for any delays or damages resulting from Customer’s failure to notify Sun of a change in its Customer Contact.

5.0	Payments

5.1      Fees. In order to receive the Support described in this Program Module, Customer must pay a Program fee per Supported Product and Technology specified in this Program Module. Fees will be invoiced annually in advance. Program Fees shall be non-refundable and shall be due at Sun upon execution of this Agreement by the parties. The Program Fee for the initial year of Support under this Program Module is ***** for the single Supported Technology indicated above.

5.2      Additional Supported Products. The term of Support for any additional Supported Products and Technologies hereunder will be coterminous with the term of the Agreement. Fees due for such Support will be prorated on a twelve (12) month basis. The commencement

*****	Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

date of additional Support will be the date the parties execute an additional Program Module for such additional Supported Products and Technologies.

6.0	Customer Site: 100 Enterprise Way, Scotts Valley, CA 95066

Sun Microsystems, Inc.		Customer:

By:	/s/ Richard M. Larsen	By:	/s/ Edward M. Shelton

Name:	LARSEN	Name:	Edward M. Shelton

	(printed or typed)		(printed or typed)

Title:	DIRECTOR	Title:	Sr. V.P. Business Development

Date:	6/15/00	Date:	6/3/2000

ATTACHMENT A-2
JAVA TECHNOLOGY PROGRAM MODULE
(JAVA ENGINEERING CONNECTION FOR J2EE)

            This Program Module sets forth the Support provided by Sun directly to Customer for Supported Products and Technologies. For purposes of this Program Module, “Technology License” means an agreement in effect with Sun or any of its affiliated companies at the time of an Incident and pursuant to which, Customer has been granted at a minimum the right to use Supported Products and Technology(ies) in source form.

1.0	Customer Support Information

1.1	Supported Products and Technologies:

Java2 Platform, Enterprise Edition (source)

1.2	Customer Site:

Address: 100 Enterprise Way

Scotts Valley, CA 95066

2.0	Support Features

*Access to Java Technology Licensee Website: On-line access to: porting guides; additional documentation (as available), such as, white papers; frequently asked questions (FAQs), and technology-related informational updates. Ability to submit, query, edit and retrieve Incident and Error reports related to Customer’s account and access Error Corrections. Access to contact information for business and non-technical issues related to the Supported Products and Technologies. All Java Technology Licensee Website contents related to a Supported Product or Technology shall be made available to Customer at the same time that Sun, in its sole discretion, makes it available to Customers with a Technology License from Sun for that Supported Product or Technology.

*Areas Covered: Architectural advice, Error and Incident tracking, and questions regarding building a binary version of the Supported Product or Technology for one of Sun’s reference platforms on the supported hardware and operating system configurations listed in the product “readme” file. TCK-related Incidents and Errors are specifically excluded.

*Licensee Support Engineer. Includes the following:

–A Licensee Support Engineer (“LSE”) designated by Sun will serve as a point of contact for the Customer and assist the Customer in evaluating service levels and resolving outstanding technical issues related to Supported Products and Technologies. The LSE will also provide first-hand information about Java technology source development. The LSE will contact Customer within thirty (30) days from the Agreement Effective Date to schedule an initial meeting or conference call, as appropriate. As a result of the initial meeting, the LSE will produce a Customer Support needs and requirements document which will serve to guide Sun’s delivery of Support Services to Customer.

–Customer and the LSE may hold further meetings or calls as necessary to finalize the needs and requirements document for Customer’s project. The LSE and Customer, at minimum, will meet at the start of any new Customer project involving the Supported Products and Technologies.

–Each party generally will be responsible for its own travel expenses related to all meetings. However, Sun in its sole discretion, may agree to pay certain travel expenses for Customer if a meeting is held at Sun’s facilities.

*Product Release Information: Periodic description of plans for Supported Products and Technologies.

*Technical Assistance and Support: Access to Sun Java technology support staff composed of one (1) LSE which Sun will identify to Customer in writing and other advisory personnel as needed by telephone, e-mail, facsimile and internet communications to receive up to 20 staff hours per week of debugging advice, porting assistance and bug or other issue tracking. Customer cannot carry forward, transfer or obtain a refund for unused support hours. Such Sun personnel will be available Monday through Friday, excluding Sun holidays.

Hours of Support Coverage:

Europe, Middle East and Africa – 8:30AM to 4:30PM United Kingdom time zone.

Americas – 8:00AM to 5:00 PM Pacific time zone

Asia/Pacific – 8:00AM to 5:00PM local time for Singapore.

*Response Time: Sun will use reasonable commercial efforts to acknowledge receipt of service requests within three (3) business days. Acknowledgments are measured from the time Customer first contacts Sun with a service request to the time Sun makes its response.

*Error Corrections: When made generally available by Sun to commercial licensees of the applicable Java Technology. Also made available in response to an Incident if Sun, in its sole discretion, deems it appropriate.

*Customer Contacts: Up to three (3) Customer Contacts.

*Unique User ID: Sun will provide the Customer Contacts with a unique user ID and password which cannot be transferred to other Customer employees, contractors or agents.

*Product Release Information: Periodic description of plans for Supported Products and Technologies.

*Technology Forums: Subject to availability and space limitations, Customer may send up to two (2) employees to attend one (1) technology-specific event sponsored by Sun during the term of this Agreement at no charge. Sun, at its option, may charge Customer for attendance at additional technology events within the Agreement term. These technology events are provided by Sun on a periodic basis at Sun-designated sites. Customer is responsible for all travel, lodging and other expenses for its employees attending such events.

3.0	Customer Responsibilities

3.1      Error Corrections. Customer may make identical copies of Error Corrections for its internal use only. Customer may make no more copies than the number of Sun authorized copies of the Supported Products and Technologies permitted in the Technology License. Each copy of an Error Correction made by Customer must contain a label (a legend, for on-line versions) which includes the information included on the original copy provided by Sun, including all applicable copyright and trademark notices.

3.2      Unmodified Supported Product.

            A.    Binary Code. To the extent portions of a Supported Product or Technology are provided by Sun in binary form only, Customer may obtain Support for such binary code portions only if: (i) Customer is requesting Support for an unmodified portion of the Supported Product or Technology, and (ii) Customer is able to demonstrate the problem with an unmodified copy of the Supported Product or Technology to Sun’s satisfaction.

            B.    Source Code. Customer may obtain Support for the source code version of the Supported Product or Technology under this Agreement only if: (i) Customer is requesting Support for an unmodified portion of the Supported Product or Technology running on platforms then currently supported by Sun and licensed to Customer in the Technology License; (ii) Customer is able to demonstrate the problem with an unmodified copy of the Supported Product or Technology to Sun’s satisfaction; and (iii) Customer makes reasonable efforts to identify the lines of source code related to a service request. If Customer cannot correctly identify the lines of source code related to a problem, Sun will use commercially reasonable efforts to meet the response times described in this Program Module but will not be obligated to provide Support within such response times.

3.3      Customer Contacts. Customer Contacts must be identified in writing to Sun within thirty (30) days of the Effective Date. All Customer Contacts must be located at the Customer Site. Customer must notify Sun’s Licensee Support Engineer in writing whenever the Customer Contacts change. Sun will not be responsible for any delays or damages resulting from Customer’s failure to notify Sun of a change in its Customer Contacts.

3.4      End User Support. Customer shall provide technical and maintenance support services to Customer’s Distributors and End Users in accordance with Customer’s standard support practices. Sun shall not be responsible for providing any support to Customer’s Distributors and End Users for the Supported Products and Technologies.

4.0	Exclusions

4.1      Exceptions to Support Obligations. Sun has no obligation to provide Support under this Program Module, should such Support be required because of: (i) failure of Supported Product or Technology due to improper use; (ii) any alterations or modifications not authorized by Sun; (iii) causes external to Supported Product or Technology, including but not limited to, degrading effects caused by other software, hardware or environmental factors which prevents Supported Product or Technology from functioning properly. Support of the source code version of a Supported Product or Technology will not include writing or testing new source code, modified source code or device drivers on behalf of the Customer.

4.2      Customer Sites. Support under this Program Module is provided only for Supported Product or Technology located at the Customer Site. Support for additional Customer Sites may be purchased from Sun at an additional fee.

4.3      Supported Releases. Support is only available for the most current release, and in Sun’s sole discretion, one (1) previous version release of the Supported Product or Technology.

5.0	Payments

            In order to receive the Support described in this Program Module, Customer must pay the Program Fees specified in this Program Module. Fees will be invoiced annually in advance. Program Fees shall be non-refundable and shall be due at Sun upon execution of this Agreement by the parties. The Program Fee for the initial year of Support under this Program Module is ***** for the single Supported Technology indicated above.

6.0	Additional Supported Products

            The term of Support for any additional Supported Products and Technologies hereunder will be coterminous with the term of the Agreement. Fees due for such Support will be prorated on a twelve (12) month basis. The commencement date of additional Support will be the date the parties execute an additional Program Module for such additional Supported Products and Technologies.

Sun Microsystems, Inc.		Customer:

By:	/s/ Richard M. Larsen	By:	/s/ Edward M. Shelton

Name:	LARSEN	Name:	Edward M. Shelton

	(printed or typed)		(printed or typed)

Title:	DIRECTOR	Title:	Sr. V.P. Business Development

Date:	6/15/00	Date:	6/3/2000

*****	Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

ATTACHMENT A-3
JAVA TECHNOLOGY PROGRAM MODULE
(TCK SUPPORT FOR J2EE)

            This Program Module sets forth the Support provided by Sun directly to Customer for the Technology Compatibility Kit (“TCK”) for Supported Products and Technologies. For purposes of this Program Module, “Technology License” means an agreement in effect with Sun or any of its affiliated companies at the time of an Incident and pursuant to which, Customer has been granted, at a minimum, the right to use Supported Products and Technology(ies) in source form.

1.0	Customer Support Information.

1.1	Supported Products and Technologies:

Java2 Platform, Enterprise Edition (source)

1.2	Customer Product Line(s):

Inprise Application Server

1.3	Customer Site(s): Inprise, Inc.

Address: 100 Enterprise Way

Scotts Valley, CA 95066

2.0	Definitions

2.1      “Product Line” means one (1) or more Customer products that, in addition to implementing or incorporating the same Supported Product or Technology, have substantially similar specifications for hardware, software, processors and other design elements. The Customer Product Lines for which Sun will provide Support shall be specified in this Program Module.

3.0	Support Features

*Access to TCK: Customer will have on-line access to the TCK for each Supported Product or Technology in binary and source form, the TCK User Guide, Error Corrections to the same; frequently asked questions (FAQs) and TCK informational updates. The TCK for each Supported Product or Technology shall be made available to Customer at the same time that Sun, in its sole discretion, makes it available to commercial licensees of that Supported Product or Technology.

*Test Harness Set-Up Support: Customer will submit Incidents and receive Support related to the TCK test harness set-up via an email alias that Sun will provide Customer.

*Technical TCK Assistance and Support: Access to an e-mail alias through which Customer can receive technical assistance related to setting up, running and interpreting the tests in the TCK, and Error or Incident tracking. Support under this Program Module will not exceed 5 staff hours per week. Customer cannot carry forward, transfer or obtain a refund for unused support hours.

Hours of Support Coverage (Monday through Friday, excluding Sun holidays):

Europe, Middle East and Africa – 8:30AM to 4:30PM United Kingdom time zone

Americas – 8:00AM to 5:00 PM Pacific time zone

Asia/Pacific – 8:00AM to 5:00PM local time for Singapore.

In the event Sun requires third-party TCK certification and/or validation, this Program Module will exclude Incidents related to TCK certification and/or validation issues.

*Compatibility Logo: Provided that Customer is in compliance with the applicable Sun trademark license and upon receipt of Customer’s, or a third-party’s (if required by Sun) certification that the compatibility requirements in the User’s Guide and the applicable Technology License have been met, Sun personnel will assist Customer in obtaining the appropriate compatibility and other logos for each of the Supported Products and Technologies that have fulfilled such compatibility requirements.

*Response Time: Sun will use reasonable commercial efforts to acknowledge receipt of service requests within three (3) business days. Acknowledgements are measured from the time Customer first contacts Sun with a service request to the time Sun makes its response.

*Customer Product Lines: Support in connection with Customer Product Line(s) includes any new versions, updates or upgrades to the same created by Customer during the term of this Program Module.

*Customer Contacts: Up to two (2) Customer Contacts.

*Unique User ID: Sun will provide each Customer Contact(s) with an unique user ID and password which cannot be transferred to other Customer employees, contractors or agents.

4.0	Customer Responsibilities

4.1      Customer Contacts. Customer Contacts must be identified in writing to Sun within thirty (30) days of the Effective Date. All Customer Contacts must be located at Customer Site. Customer must notify Sun’s Licensee Support Engineer in writing whenever the Customer Contacts change. Sun will not be responsible for any delays or damages resulting from Customer’s failure to notify Sun of a change in its Customer Contacts.

4.2      Compatibility Testing. Customer shall be responsible for running and passing the TCK tests as required by the Technology License, including Attachment E of the Sun Community Source License as applicable. Any product tested or used with the TCK cannot be deployed or distributed unless such product is subject to and in compliance with a valid Technology License permitting commercial redistribution.

4.3      No Modifications. Customer shall not modify the source or binary code of the TCK test suites.

5.0	Exclusions

5.1      Exceptions to Support Obligations. Sun has no obligation to provide debugging assistance for Customer’s applications under this Program Module.

5.2      Customer Sites. Support under this Program Module is provided only for TCKs located at the Customer Site. Support for additional Customer Sites may be purchased from Sun at an additional fee.

5.3      Supported Releases. Support is only available for the most current release of a TCK, and in Sun’s sole discretion, certain previous version releases of the TCK for a particular Supported Product or Technology.

6.0	Payments

            In order to receive the Support described in this Program Module, Customer must pay the Program Fees specified in this Program Module. Fees will be invoiced annually in advance. Program Fees shall be non-refundable and shall be due at Sun upon execution of this Agreement by the parties. The Program Fee for the initial year of Support under this Program Module is ***** for the single Supported Technology indicated above.

7.0	Additional Supported Products

            The term of Support for any additional Supported Products and Technologies hereunder will be coterminous with the term of the Agreement. Fees due for such Support will be prorated on a twelve (12) month basis. The commencement date of additional Support will be the date the parties execute an additional Program Module for such additional Supported Products and Technologies

Sun Microsystems, Inc.		Customer:

By:	/s/ Richard M. Larsen	By:	/s/ Edward M. Shelton

Name:	LARSEN	Name:	Edward M. Shelton

	(printed or typed)		(printed or typed)

Title:	DIRECTOR	Title:	Sr. V.P. Business Development

Date:	6/15/00	Date:	6/3/2000

*****	Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.